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                                 FIRST AMENDMENT
                             TO EMPLOYMENT AGREEMENT

         This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("First Amendment") is entered into as of September 23, 1999, by and between Charlotte Russe, Inc., a California corporation (the "Company"), formerly known as Lawrence Merchandising Corporation, and Mr. Bernard Zeichner ("Mr. Zeichner"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

         WHEREAS, the Company and Mr. Zeichner have entered into an Employment Agreement (the "Employment Agreement"), dated October 1, 1996, which sets forth the terms and conditions of Mr. Zeichner's employment by the Company;

         WHEREAS, Section 7.01 of the Employment Agreement provides that the Company and Mr. Zeichner may amend the Employment Agreement; and

         WHEREAS, the Company and Mr. Zeichner desire to amend the Employment Agreement as set forth in this First Amendment;

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Mr. Zeichner hereby amend the Employment Agreement as follows, effective as of October 1, 1999:

         1. Section 3.01 of the Employment Agreement is hereby restated in its entirety as follows:

                  "SECTION 3.01. TERM. Subject to earlier termination as provided in this Agreement, Mr. Zeichner shall be employed commencing on the date first mentioned above (the "Commencement Date") and ending on the fifth anniversary of such date (the "Term"). Neither party is under any obligation to extend or renew this Agreement. Any new employment agreement shall only be effective after having been reduced to writing and executed by both parties hereto. In the absence of earlier termination as provided herein, this Agreement shall terminate automatically on the fifth anniversary of the Commencement Date. In the event Mr. Zeichner continues to perform services after this Agreement has terminated, and pending execution of a new employment agreement, if any, such services shall constitute employment for an unspecified term, terminable at will, with or without cause or reason, with or without advance notice, and with or without pay in lieu of advance notice."

         2. Section 4.01 of the Employment Agreement is hereby restated in its entirety as follows:

                  "SECTION 4.01. SALARY. The Company shall pay Mr. Zeichner an annualized base salary of $350,000, to be paid in accordance with the Company's pay policy. In addition, upon the completion of each of the Company's fiscal years 2000 and 2001, the Company shall pay Mr. Zeichner a lump-sum cash payment in an amount equal to $25,000 (each, an "Additional Payment"); PROVIDED, HOWEVER, that in the event of a termination of Mr.

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         Zeichner's employment prior to the end of the applicable fiscal year, the Company shall pay Mr. Zeichner, in lieu of the Additional Payments, a prorated portion of the Additional Payment for such year in an amount equal to the product of (x) $25,000, and (y) a fraction, the numerator of which is the number of days from the first day of such fiscal year to the date of Mr. Zeichner's termination of employment, and the denominator of which is 365."

         3. Section 4.03 of the Employment Agreement is hereby amended by adding the following sentence to the end of such Section:

                  "For work performed during each of fiscal year 2000 and 2001 (ending September 30, 2000 and 2001, respectively), Mr. Zeichner shall receive an annual bonus in an amount determined in accordance with SCHEDULE A hereto."

         4. The following new Sections 4.12, 4.13 and 4.14 are hereby added to the Employment Agreement immediately following Section 4.11 thereof:

                  "SECTION 4.12. LIFE INSURANCE. The Company shall pay for, or promptly reimburse Mr. Zeichner for, insurance premiums incurred by Mr. Zeichner with respect to life insurance policy number #1530859, provided that the amount of such payments shall in no event exceed $25,000 per year.

                  SECTION 4.13. CERTAIN ADDITIONAL PAYMENTS. The Company shall pay to Mr. Zeichner such additional amounts (the "Gross-Up Payment") as are necessary to reimburse Mr. Zeichner, on an after-tax basis, for all federal, state and local income and employment taxes (the "Taxes") payable by Mr. Zeichner with respect to the payments or benefits received by Mr. Zeichner pursuant to Sections 4.05, 4.06, and 4.12 hereof (the "Payments"), such that the net amount retained by Mr. Zeichner, after deduction of any Taxes on the Payments and on the Gross-Up Payment, shall be equal to the Payments.

         5. This First Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

         6. Except as amended as set forth herein, the Employment Agreement shall continue in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this First
Amendment to Employment Agreement as of the date first set forth above.


BERNARD ZEICHNER                               CHARLOTTE RUSSE, INC.,
                                               formerly known as LAWRENCE
                                               MERCHANDISING CORPORATION


By:                                            By:
    -----------------------------                  ----------------------------
                                               Title:

Dated:                                         Dated:
       --------------------------                     -------------------------


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                                   SCHEDULE A

                               BONUS DETERMINATION


         For the Company's fiscal years 2000 and 2001, Mr. Zeichner shall be eligible for a bonus based on achievement of annual EBITDA results. The bonus amount shall be based on the Company's total consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) for each respective year, computed pursuant to the definition provided in the Company's Second Amended and Restated Revolving Credit Agreement, dated December 23, 1998, as amended.

         The annual bonus shall be an amount equal to the annual EBITDA amount multiplied by a predetermined percentage. Such percentage shall be 0.00% in the event that EBITDA for any particular year grows 10% or less over the prior fiscal year, shall be 0.50% if EBITDA grows 20%, and shall be 0.75% if EBITDA grows 30% or more.

         Should EBITDA for any particular year reflect a growth rate between 10% and 20%, the bonus percentage shall be a proportional interpolation between 0.00% and 0.50%. Should EBITDA reflect a growth rate between 20% and 30%, the bonus percentage shall be a proportional interpolation between 0.50% and 0.75%.

         The growth rates, bonus percentages and resultant bonus payments shall be adjusted in the event of any extraordinary acquisition by the Company, as such adjustments shall be established by the Board, in which deliberations Mr. Zeichner shall be entitled to participate as a member thereof.


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